                FIRST AMENDMENT TO LEASE AND CONSENT TO SUBLEASE

         THIS FIRST AMENDMENT TO LEASE AND CONSENT TO SUBLEASE (this "FIRST AMENDMENT") is made as of this 4th day of April, 2000, by and among CARRAMERICA REALTY, L.P., a Delaware limited partnership ("LANDLORD"), JAYCOR, INC., a California corporation ("TENANT"), and JNI CORPORATION, a Delaware corporation ("SUBTENANT").

                                    RECITALS

         A. Landlord and Tenant are parties to that certain Lease dated as of September __, 1998 (the "LEASE"), pursuant to the terms of which Landlord leased to Tenant and Tenant leased from Landlord the Premises (as defined in the Lease) located at 9775 Towne Centre Drive, San Diego, California. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to the same in the Lease. References to "THE LEASE" or "THIS LEASE" in this First Amendment shall mean and refer to the Lease, as amended by this First Amendment.

         B. Tenant desires to sublease to Subtenant a portion of the Premises (the "SUBLEASED PREMISES") more particularly described in and pursuant to the provisions of that certain Amended and Restated Sublease Agreement dated as of February 12, 2000 (the "SUBLEASE"), a copy of which is attached hereto as EXHIBIT C.

         C. Tenant has also requested that Landlord agree to terminate the Lease.

         D. Landlord has agreed to consent to the Sublease and to terminate the Lease on the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto for themselves, their successors and assigns, hereby covenant and agree as follows:

         1. SURRENDER OF NORTH WING. Subject to the provisions of SECTION 6 below, effective August 31, 2000 (the "NORTH WING EFFECTIVE DATE"), Tenant shall surrender the three story, approximately 34,592 rentable square foot north wing of the Premises as more particularly described on EXHIBIT A attached hereto and incorporated herein (the "NORTH WING") to Landlord and give, grant and surrender unto Landlord all of Tenant's right, title and interest in and to the North Wing. Tenant shall surrender the North Wing in the condition required pursuant to SECTION 3 of the Lease.

         2.       SURRENDER OF SOUTH WING. Subject to the provisions of
SECTION 6 below, effective April 30, 2001 (the "SOUTH WING EFFECTIVE DATE"), Tenant and Subtenant shall surrender the balance of the Premises containing approximately 70,766 rentable square feet as more particularly described on EXHIBIT B attached hereto and incorporated herein (the "SOUTH WING") to Landlord and give, grant and surrender unto Landlord all of Tenant's right, title and interest in and to the South Wing. Landlord and Tenant hereby agree that, effective on the South Wing Effective Date, the Lease shall terminate and, except for terms thereof which survive the termination thereof and hereof, the Lease shall be of no further force and effect. Tenant shall surrender the South Wing in the condition required pursuant to SECTION 3 of the Lease.

         3. RENT. Without limiting the provisions of SECTION 9 or any of the terms of the Lease, commencing on the North Wing Effective Date (i) the Base Rent due under the Lease shall be Base Rent for the South Wing in the amount of $1.394 per rentable square foot per month until October 31, 2000; thereafter, and continuing until the South Wing Effective Date, Base Rent shall increase to $1.429 per rentable square foot per month, and (ii) Tenant shall thereafter be responsible for 67% (and not 100%) of Operating Costs and Taxes under the Lease. Notwithstanding the foregoing and provided Tenant's usage of utilities is substantially the same before and after the North Wing Effective Date, in no event shall Tenant be obligated to pay utility expenses for the South Wing, as calculated on a per square foot basis, which exceed the utility expenses, as calculated on a per square foot basis, that Tenant is obligated to pay before the North Wing Effective Date.

                  Notwithstanding anything to the contrary contained in the Lease, Landlord shall have the right at any time, if Landlord so elects, to remeasure the rentable square footage of the South Wing. The results of any such remeasurement by Landlord shall be conclusively deemed to be the actual square footage of the South Wing and Base Rent and Tenant's share of Operating Costs and Taxes for the South Wing shall be adjusted based on the results of such remeasurement.

         4. ADDITIONAL RENT. In the event any Additional Rent due under the Lease shall not have been determined as of the South Wing Effective Date, Tenant shall remain liable for such amount and shall pay the same within thirty (30) days after the rendition of a bill or statement therefor given by Landlord. This covenant shall survive the termination of the Lease. Notwithstanding the foregoing, on the date that is eighteen (18) months after the termination of the Lease, Tenant's obligation to pay any Operating Cost Rent and Tax Rent for which Landlord did not bill Tenant prior to the expiration of such eighteen (18) month period shall terminate and Tenant shall not be liable for any such Operating Cost Rent and Tax Rent.

         5. TERMINATION FEE. In consideration of the agreements set forth herein, Tenant shall pay to Landlord a nonrefundable fee in the sum of One Million One Hundred Fifty Thousand Dollars ($1,150,000) in immediately available funds as a "LEASE TERMINATION FEE." The Lease Termination Fee shall be paid as follows: Seven Hundred Thousand Dollars ($700,000) on or before May 1, 2000, and Four Hundred Fifty Thousand Dollars ($450,000) on or before January 1, 2001. The Lease Termination Fee shall not be applied towards or credited against any of Tenant's obligations under the Lease. The obligation to pay the Lease Termination Fee shall survive the termination of the Lease.

         6. NEW LEASE. Landlord and Tenant expressly acknowledge and agree that this First Amendment, and the termination of the Lease contemplated herein, shall be subject to the conditions precedent that (i) on or before March 31, 2000, Landlord shall have entered into a new lease for the entire Premises with Gateway, Inc., or any of its affiliates ("GATEWAY") on terms and conditions acceptable to Landlord in its sole and absolute discretion (the "REPLACEMENT LEASE"), and (ii) on or before April 30, 2000, Gateway shall have received a duly executed Nondisturbance and

Attornment Agreement from Union Bank of California in form and content acceptable to Gateway (the "NONDISTURBANCE AGREEMENT"). In the event that either (a) Landlord fails to enter into the Replacement Lease on or before such date (as such date may be extended by Landlord in its sole and absolute discretion upon written notice to Tenant to a date no later than April 30,
2000), or (b) Gateway fails to receive the Nondisturbance Agreement on or before April 30, 2000, then the provisions of SECTIONS 1 through 5, 8 and 9 of this First Amendment shall be of no force or effect.

         7. USE OF PREMISES. In addition to the uses set forth in SECTION 6 of the Lease, Tenant and Subtenant may conduct light assembly in the laboratory space on the ground floor of the Premises. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be responsible for ensuring that its use of the Premises complies with all Governmental Regulations applicable to the Project including, without limitation, zoning and other laws, rules and regulations.

         8. CONSTRUCTION. Tenant acknowledges and agrees that, after the North Wing Effective Date, Landlord intends to commence construction activities at the Project. The construction activities may include, among other things, construction of the North Wing, the parking lot, the footbridge and reskinning the Building. Landlord shall keep Tenant reasonably informed of any such activities which may impact Tenant including providing Tenant with at least ten
(10) days written notice of any anticipated power or utility interruptions as a result of such construction. Any disturbance caused by such construction will be considered part of the consideration for this First Amendment; provided that Landlord shall use its best efforts, without any obligation to incur increased construction costs or to cause the construction to be performed after normal working hours, to minimize any disturbance to Tenant from such construction. Landlord shall remove all construction debris on a daily basis and shall keep the construction area in as clean and safe condition as possible given such construction. Representatives from Landlord will be available to meet with Tenant on a weekly basis to discuss the progress of the construction and any concerns that Tenant may have regarding such construction.

         9. HOLDOVER. Tenant acknowledges and agrees that time is of the essence in connection with Tenant's compliance with its obligations under SECTIONS 1 and 2 of this First Amendment. Notwithstanding anything to the contrary contained in the Lease, if Tenant retains possession of any part of the North Wing after the North Wing Effective Date or the South Wing after the South Wing Effective Date, Tenant shall become a tenant at sufferance upon all the terms of the Lease as might be applicable, except that Tenant shall pay all Base Rent, Operating Cost Rent and Tax Rent at 200% of the rate in effect immediately prior to such holdover (or the rate that would be in effect if the Lease term were then in effect, whichever is greater), computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct, indirect and consequential damages incurred as a result of such holdover by Tenant, including, without limitation, any damages, costs or amounts incurred by Landlord in connection with the Replacement Lease.

         10. ASSIGNMENT. Except for the Sublease, Tenant represents and warrants that Tenant has not assigned, mortgaged, pledged, encumbered or otherwise transferred any interest in the Lease.

         11. CONSENT. Landlord consents to the Sublease subject to the following conditions:

         (a) Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to (i) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (ii) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (iii) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises.

         (b) Except as otherwise provided in this First Amendment, nothing contained herein or in the Sublease shall be construed to modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Tenant's obligation to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord's obligations or liabilities under the Lease (including, without limitation, any liability to Subtenant for any portion of the security deposit held by Tenant under the Sublease), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect.

         (c) Nothing contained herein or in the Sublease shall be construed to require Landlord to accept any payments from Subtenant on behalf of Tenant.

         (d) Nothing contained herein or in the Sublease shall be construed to be Landlord's consent to any other subletting between Tenant and Subtenant, or consent to any extension of the term of the Sublease.

         (e) Tenant shall remain liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the annual rent, additional rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Subleased Premises.

         (f) Notwithstanding anything in the Sublease to the contrary, Subtenant does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Subleased Premises. With respect to property insurance, Landlord and Subtenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Subtenant shall contain enforceable waiver of subrogation endorsements.

         (g) Notwithstanding anything in the Sublease to the contrary, Tenant and Subtenant agree to each of the terms and conditions of this First Amendment, and upon any conflict between the terms of the Sublease and this First Amendment, the terms of this First Amendment shall control.

         (h) Notwithstanding anything in the Sublease to the contrary, the Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Subleased Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease.

         (i) Tenant and Subtenant acknowledge and agree that if Tenant or Landlord elects to terminate the Lease pursuant to the terms thereof or this First Amendment, Landlord shall have no responsibility, liability or obligation to Subtenant, and the Sublease shall terminate.

         (j) Any act or omission of Subtenant or anyone claiming under or through Subtenant that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

         (k) Upon a default by Tenant under the Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else liable under the Lease or Sublease without first exhausting Landlord's remedies against any other person or entity liable thereon to Landlord. If Landlord gives Subtenant notice that Tenant is in default under the Lease, Subtenant shall thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by Landlord without any liability to Landlord except to credit such payments against amounts due under the Lease. The mention in this First Amendment of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

         (l) Tenant shall pay any broker commissions or fees that may be payable as a result of the Sublease and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Sublease which result from the actions of Tenant. Subtenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Sublease which result from the actions of Subtenant.

         (m) Tenant and Subtenant agree that the Sublease will not be modified or amended in any way without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant and Subtenant hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Subleased Premises. Any modification or amendment of the Sublease without Landlord's prior written consent shall be void and of no force or effect.

         12. EFFECT OF THIS FIRST AMENDMENT. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

         13. MISCELLANEOUS. All obligations of Tenant under the Lease which by the terms of the Lease survive the termination of the Lease and, subject to the eighteen (18) month limitation contained in SECTION 4 of this First Amendment with respect to Operating Cost Rent and Tax Rent, the obligation to pay Additional Rent as set forth in SECTION 4 of this First Amendment shall survive the North Wing Effective Date and South Wing Effective Date until fully performed by Tenant in accordance with the terms of the Lease and this First Amendment. Any notice given under this First Amendment shall be delivered in accordance with the provisions for the giving of notice in the Lease. This First Amendment contains all of the agreements of the parties hereto with respect to termination of the Lease as provided herein, and no prior agreement, arrangement or understanding pertaining to termination of the Lease shall be effective for any purpose. This First Amendment shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns. The parties agree to execute such other documents and perform such other acts as may be reasonably necessary or desirable to effectuate the intent and purpose of this First Amendment. This First Amendment shall be governed by and construed in accordance with the laws of the State of California. Each of the parties to this First Amendment represents and warrants that it is duly authorized to execute and deliver this First Amendment and that this First Amendment does not constitute a violation or breach of any agreement or instrument heretofore executed by such party. This First Amendment may be executed in counterparts, each of which shall constitute an original, but which taken together shall constitute one and the same instrument.

                       [Signatures are on the next page.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment the date and year first above written.

                               Landlord:

                               CARRAMERICA REALTY, L.P.,
                               a Delaware limited partnership

                               By: CarrAmerica Realty GP Holdings, Inc.,
                                   a Delaware corporation,
                                   its general partner

                                   By: /s/ Philip L. Hawkins
                                      ----------------------------------
                                   Name:  Philip L. Hawkins
                                        --------------------------------
                                   Title: Executive Vice President
                                         -------------------------------

                               Tenant:

                               JAYCOR, INC.,
                               a California corporation

                               By: Eric P. Wenaas
                                  --------------------------------------
                               Name: /s/ Eric P. Wenaas
                                    ------------------------------------
                               Title: President and CEO
                                     -----------------------------------

                               Subtenant:

                               JNI CORPORATION,
                               a Delaware corporation

                               By: /s/ Thomas Gregory
                                  --------------------------------------
                               Name:  Thomas Gregory
                                    ------------------------------------
                               Title: COO
                                     -----------------------------------

Guarantor acknowledges and agrees to the terms of this First Amendment and reaffirms its obligations under that certain Guaranty of Lease dated September 29, 1998. Executed as of the date and year first above written.

JAYMARK, INC.,
a Delaware corporation

By: /s/ Randy Johnson
   -----------------------------------
Name: Randy Johnson
     ---------------------------------
Title: Chief Financial Officer
      --------------------------------

                                    EXHIBIT A

                                   NORTH WING

                                   [ATTACHED]

                           [Floor Plan of North Wing]

                           [Floor Plan of North Wing]

                           [Floor Plan of North Wing]

                                   EXHIBIT B

                                   SOUTH WING

                                   [ATTACHED]

                           [Floor Plan of South Wing]

                           [Floor Plan of South Wing]

                           [Floor Plan of South Wing]